Filed pursuant to Rule 433
Registration No. 333-132201
Dated 5/1/06


FLOATING RATE MEDIUM TERM NOTE FINAL TERM SHEET

ISSUER:				TOYOTA MOTOR CREDIT (AAA/AAA)
SIZE:		 		$12,500,000
TRADE DATE:		 	5/1/06
SETTLEMENT DATE:		5/3/06
MATURITY DATE:			6/17/08
COUPON:				3MONTH LIBOR -3
FLOATING RATE REFIX:		TELERATE 3750
INTEREST RATE RESET PERIOD:	QUARTERLY
PAYMENT FREQUENCY:		QUARTERLY
COUPON PAYMENT DATES:		QUARTERLY ON THE 17TH OF OR NEXT GOOD
                                BUSINESS DAY OF JUNE, SEPT., DEC., &
                                MAR., USING THE MODIFIED BUSINESS DAY
                                CONVENTION
INITIAL PAYMENT DATE:		6/17/06 (Short first coupon
                                interpolated between 1ml and 2ml)
DAYCOUNT:			ACT/360
PRICE TO INVESTOR:		PAR
PROCEEDS TO ISSUER:		$12,495,000   ($99.96)
DELIVERY:			DTC # 187
DENOMINATIONS:			$1,000 X $1,000
CUSIP:				89233PYK6
UNDERWRITER:			J.P. MORGAN SECURITIES INC.




The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.